FOR IMMEDIATE RELEASE

ENERJEX SIGNIFICANTLY EXPANDS ITS MISSISSIPPIAN OIL PLAY IN KANSAS

San Antonio, Texas (November 15, 2011) – EnerJex Resources, Inc. (OTCMarkets:ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that it has exercised its option to acquire a 90% working interest in certain oil producing properties located adjacent to the Company’s existing Black Oaks Project, which produces oil from the Mississippian formation.

Pursuant to the terms of this agreement, EnerJex has acquired a 90% working interest in 720 acres and may acquire a 90% working interest in 1,280 additional adjacent acres upon fulfilling certain drilling milestones. In total, this additional acreage nearly doubles EnerJex’s exposure to its Mississippian oil play in Kansas to 4,100 acres.

Based on EnerJex’s December 31, 2010 third-party reserve report (updated to reflect NYMEX strip pricing on 6/13/2011), the Company’s existing Black Oaks Project holds 1.4 million net barrels of proved oil reserves which are expected to generate future pre-tax net cash flow of $89 million with a PV10 value of $29 million (a description of the term “PV10 value” is provided in the forward-looking statements below). EnerJex’s management believes that this additonal acreage will yield a proportionate amount of recoverable oil with economic results that are similar to those of the Black Oaks Project.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am pleased to announce this transaction and look forward to accelerating the development of our Mississippian oil play in the near future. Production from our 2011 drilling activities has been exceeding the Company’s expectations across the board, and EnerJex continues to pursue additional strategic initiatives aimed at growing the company’s asset base and value while reducing costs. I expect the Company to show further tangible progress on these fronts in the coming weeks.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjexresources.com.

4040 Broadway Street, Suite 305  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.451.5546 | WWW.ENERJEXRESOURCES.COM

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex’s current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management’s expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex’s production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

The term “PV10 value” refers to a non-GAAP measure, and means the present value (determined using a discount factor of 10% per annum, calculated in accordance with SEC guidelines) of estimated future gross revenue expected to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using current prices and costs, before income taxes, and without giving effect to non-property related expenses.

Contact

Brad Holmes, Investor Relations	Robert Watson, Jr. CEO
(713) 654-4009	(210) 451-5545
b_holmes@att.net

4040 Broadway Street, Suite 305  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.451.5546 | WWW.ENERJEXRESOURCES.COM